Exhibit 3.52

SOUTH CAROLINA

SECRETARY OF STATE

CONVERSION OF A CORPORATION

TO A LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

** Conversion of an entity can result in tax consequences for the entity. Please consult a tax professional such as a CPA or qualified attorney before filing for conversion.

The following corporation hereby converts to a limited liability company pursuant to the provisions of Section 33-11-111 and Section 33-11-112 of the 1976 South Carolina Code of Laws, as amended, by filing these articles of organization.

1. The name of the limited liability company is:

Gaffney Broadcasting, LLC

2. The initial agent for service of process is:

Corporation Service Company

 Name

and the street address in South Carolina for this agent for service of process is

1703 Laurel Street

	Street Address
Columbia	South Carolina	29201
City	State	Zip Code

3. The former name of this limited liability company while a corporation was:

Gaffney Broadcasting, Incorporated

4.	a. The number of votes by the shareholders (entitled to vote) which were cast "for" the conversion was: 1

b. The number of votes by the shareholders (entitled to vote) which were cast "against" the conversion was:0

c. If this was less than a unanimous vote "for" conversion, specify either the number or percentage of votes required to approve the conversion: ______________________

                                                 Specify whether "number" or " percentage"

d. ff voting by voting group is, required, the above information must be provided for each voting group entitled to vote separately on the conversion.

5.   The address of the initial designated office is

1703Laurel Street	M
Street Address

Columbia	South Carolina	29201
City	State	Zip Code

Gaffney Broadcasting, LLC
Name of Limited Liability Company

6. The name and mailing address of each organizer:

a.	Kri stopher Simpson
Name

1010 Wayne Avenue, 14th Floor
Address

Silver Spring	Maryland	20910
City	State	Zip Code

b.
Name

Address

City	State	Zip Code

c.
Name

Address

City	State	Zip Code

7.	☐ Check this box if the company is to be a term company . If so, provide the term specified:

8.	☐ Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each manager:

a.	Alf red C. Liggi ns, III
Name

1010 Wayne Avenue, 14th Floor
Business Address

Silver Spring	Maryland	20910
City	State	Zip Code

b.	Linda J. Vilardo
Name

1010 Wayne Avenue, 14th Floor
Business Address

Silver Spring	Maryland	20910
City	State	Zip Code

Gaffney Broadcasting, LLC
Name of Limited Liability Company

c.
Name

Business Address

City	State	Zip Code

9. ☐ Check this box only if one or more members of the company are to be held liable for its debts

..,od_obJJgatlon ..5-pJJ r.s.ua_n_LIQ § 33-44-39_3() of the 1976 South Carolina Code of Laws, as amended .. ff one or more members are so liable, specify which members and of which debts, obligations or liabilities such members are liable in their capacity as members:

10.	Set forth any optional provisions not inconsistent with law the limited liability company wishes to include in its operating agreement including any provisions that are required or are permitted to be set forth in the operating agreement:

11.	Unless a delayed effective date is specified the existence of the limited liability company will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

12.	The articles of incorporation of the corporation will be cancelled as of the effective date of this filing.

Signature

Gaffney Broadcasting, LLC
Name of Limited Liability Company

C.	Name

Signature

Date December 4, 2014

Form Revised by South Carolina Secretary of State October 2010